Exhibit 4.7
EXTENSION AGREEMENT
JPMorgan Chase Bank, N.A.,
   as Administrative Agent
   under the Credit Agreement
   referred to below
270 Park Avenue
New York, NY 10017
Gentlemen:
     The undersigned hereby agrees to extend, effective October 17, 2007, the Commitment Termination Date under the Credit Agreement dated as of November 14, 2005 (the “Credit Agreement”) among Newell Rubbermaid Inc., a Delaware corporation (the “Company”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), for one year to November 14, 2012. Terms defined in the Credit Agreement are used herein with the same meaning.
     This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York.

By:
Name:
Title:

Agreed and accepted:

NEWELL RUBBERMAID INC.

By:	/s/ Douglas L. Martin Name: Douglas L. Martin Title: Vice President — Treasurer

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:	/s/ Anthony W. White Name: Anthony W. White Title: Vice President

This Extension Agreement was countersigned by the following parties:

JPMORGAN CHASE BANK, N.A.
By:	/s/ Anthony W. White
	Name:	Anthony W. White
	Title:	Vice President

BANK OF AMERICA, N.A.
By:	/s/ David L. Catherall
	Name:	David L. Catherall
	Title:	Senior Vice President

BARCLAYS BANK PLC
By:	/s/ Nicolas A. Bell
	Name:	Nicolas A. Bell
	Title:	Director

BNP P ARIBAS
By:	/s/ Wendy Breuder
	Name:	Wendy Breuder
	Title:	Managing Director

By:	/s/ Michael Pearce
	Name:	Michael Pearce
	Title:	Director

CITICORP USA, INC.
By:	/s/ Richard M. Levin
	Name:	Richard M. Levin
	Title:	Vice President

LEHMAN COMMERCIAL PAPER INC.
By:	/s/ Ahuva Schwager
	Name:	Ahuva Schwager
	Title:	Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By:	/s/ Victor Pierzcnalski
	Name:	Victor Pierzcnalski
	Title:	Vice President & Manager

WILLIAM STREET COMMITMENT CORPORATION (Recourse only to assets of William Street Commitment Corporation)
By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Assistant Vice President

ING BANK, N.V., DUBLIN BRANCH
By:	/s/ Emma Condon
	Name:	Emma Condon
	Title:	Vice President

By:	/s/ Aidan Neill
	Name:	Aidan Neill
	Title:	Vice President

THE NORTHERN TRUST COMPANY
By:	/s/ Jason J. Simon
	Name:	Jason J. Simon
	Title:	Officer

NATIONAL AUSTRALIA BANK LIMITED
By:	/s/ Courtney Cloe
	Name:	Courtney Cloe
	Title:	Director

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ James N. DeVries
	Name:	James N. DeVries
	Title:	Senior Vice President